UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2020

AMERISAFE, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMSF	Nasdaq Stock Market LLC

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2020 the Company held its annual meeting of shareholders. All matters submitted for approval by the Company’s shareholders, as described in the Company’s proxy statement on Schedule 14A filed with the SEC on April 30, 2020, were approved. The number of common shares entitled to vote at the Company’s 2019 annual meeting of shareholders was 19,302,784, representing the number of shares outstanding as of April 24, 2020, the record date for the annual meeting.

The results of each matter voted on at the annual meeting were as follows:

1.	Election of directors. The following directors were elected for terms expiring at the 2023 annual meeting of shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Brown	18,289,993	65,490	339,372
G. Janelle Frost	18,142,787	212,696	339,372
Sean M. Traynor	18,290,647	64,836	339,372

2.    Advisory vote on executive compensation. The compensation of the Company’s named executive officers as disclosed in the 2020 proxy statement under “Executive Compensation” and discussed under “Compensation Discussion and Analysis” was approved on an advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,253,681	85,991	15,811	339,372

4.    Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020. The appointment was ratified.

Votes For	Votes Against	Abstentions
18,145,786	533,797	15,272

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC

. By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley
Executive Vice President,
Chief Administrative Officer and Secretary

Date: June 8, 2020